EXHIBIT 10.1
AMENDMENT AGREEMENT

                               AMENDMENT AGREEMENT

     This Amendment Agreement, dated as of January 30, 1998 (this "Agreement"), is among JumboSports Inc., a Florida corporation (the "Borrower"), each of the Lenders (as defined below) signatories hereto, Barnett Bank, N.A., as Administrative Agent and Collateral Agent (the "Collateral Agent"), and NationsBank, N.A. f/k/a NationsBank, N.A. (South), as Documentation Agent (the "Documentation Agent").

                                    RECITALS:

         A. Pursuant to that certain Amended and Restated Credit Agreement, dated as of May 28, 1997, among the Borrower, each of the Borrower's
Subsidiaries, as Guarantors, the lending and financial institutions party thereto (the "Lenders"), the Collateral Agent and the Documentation Agent (as heretofore amended or modified, the "Existing Credit Agreement"), the Lenders agreed to make revolving loan and letter of credit facilities available to the Borrower.

         B. Pursuant to that certain Amendment and Forbearance Agreement (the "Forbearance Agreement"), dated as of December 15, 1997, the Required Lenders agreed inter alia to forbear through and including January 31, 1998 from exercising available remedies with respect to the Borrower's violation of the financial covenants set forth in Sections 7.2(a), (b) and (c) of the Existing Credit Agreement as of the fiscal quarter ending October 31, 1997. The Borrower's failure to comply with such covenants resulted in the occurrence of Events of Default under the terms of the Existing Credit Agreement (the "Existing Defaults").

         C. The Borrower has requested that the Lenders waive the Existing Defaults, amend prospectively the financial covenants set forth in Section 7.2 of the Existing Credit Agreement, and continue to make available to the Borrower the Loans and Letters of Credit provided under the Existing Credit Agreement.

         D. The Lenders are willing to waive the Existing Defaults and continue to make available to the Borrower the Loans and Letters of Credit based upon and subject to the terms and conditions specified in this Agreement.

     NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the following meanings:

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          "Amended  Credit  Agreement"  means the Existing  Credit  Agreement as amended hereby.

          "Consultant" means the individual or firm, who is reasonably satisfactory to the Agents, retained by the Borrower to investigate, evaluate and advise the Borrower concerning financial and operational issues relating to the Borrower's business plan.

          "Effective Date" shall have the meaning ascribed to such term in Subpart 4.1.

     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SUBPART 2.1 Amendment to Existing Definitions. Article I of the Existing Credit Agreement is amended by deleting in its entirety the existing definitions of the following terms and replacing such terms, in the appropriate alphabetical places, with the following new definitions:

          "Borrowing Base Assets" means (a) at any date of determination prior to August 28, 1998, the sum of (i) 55% of Eligible Inventory, plus (ii) 65% of Eligible Real Estate, plus (iii) 55% of Eligible Equipment, and (b) at any date of determination on or after August 28, 1998, the sum of (i) 55% of Eligible Inventory plus (ii) 65% of Eligible Real Estate.

          "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property) or non-cash losses (including the one-time restructuring charge that was taken in fiscal year 1997 in the amount of $88 million) outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP.

          "Revolving  Committed  Amount" means (a) from January 30, 1998 through and including April 3, 1998, ONE HUNDRED EIGHTY MILLION DOLLARS ($180,000,000), (b) from April 4, 1998 through and including May 29, 1998, ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000), (c) from May 30, 1998

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     through and including July 31, 1998, ONE HUNDRED FORTY-FIVE MILLION DOLLARS
     ($145,000,000), (d) from August 1, 1998 through and including January 1, 1999, ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000), and (e) from and after January 2, 1999, ONE HUNDRED TEN MILLION DOLLARS ($110,000,000), or, in each instance and for any period, such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or
     Section 3.3(c) hereof.

     In addition, clause (vi) of the definition of "Eligible Inventory" is amended so that such clause now reads in its entirety as follows:

          (vi) inventory at a location leased by the applicable Credit Party with respect to which the Collateral Agent shall not have received a landlord's waiver and estoppel letter reasonably satisfactory to the Collateral Agent, provided, however, that during the period from January 30, 1998 through and including April 3, 1998 only, such inventory shall not be deemed ineligible if the Borrower and the Collateral Agent shall have agreed on the amount of a reserve reducing the Borrower's availability by an amount equal to three (3) months' rent (plus any common area maintenance or other similar charges) applicable to the leased location where such inventory is located,

          The remainder of the definition of "Eligible Inventory" shall remain unchanged.

     SUBPART 2.2 Amendment to Section 3.3(b)(ii). Section 3.3(b)(ii) shall be amended to read in its entirety as follows:

          (ii) Asset Dispositions. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds of any Asset Disposition, including without limitation, the sale of any real property or equipment, the sale of inventory from any "going out of business" sale or other inventory dispositions outside the ordinary course of business, or the sale of any store or any sale/leaseback transaction, the Borrower shall forward 100% of all Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

     SUBPART 2.3 Amendment to Section 3.3(c). The second sentence of Section 3.3(c) of the Existing Credit Agreement shall be amended to read as follows:

          All amounts required to be paid pursuant to Section 3.3(b)(ii) shall be applied first to Revolving Loans (with a corresponding reduction in the Revolving Committed Amount (other than those amounts received in connection with the sale of inventory either through "going out of business" sales or otherwise outside of the ordinary course of business, for which no reduction shall be required)), second to Swing Line Loans, and third to a cash collateral account in respect of LOC Obligations.

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     SUBPART 2.4  Amendment to Section 3.4.  Section 3.4 of the Existing  Credit
Agreement shall be amended by adding a new Section 3.4(d) which reads in its entirety as follows:

          (d) Usage Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on each Lender's Revolving Commitment Percentage of the Revolving Committed Amount) a fee equal to 0.5% per annum, calculated daily, of the amount by which the sum of the outstanding principal amount of the Loans and the face amount of the outstanding Letters of Credit exceeds (i) from February 1, 1998 through and including May 1, 1998, the amount of $150,000,000, (ii) from May 2, 1998 through and including July 31, 1998, the amount of $130,000,000, and (iii) from and after August 1, 1998, the amount of $110,000,000. Such fee shall be due and payable in arrears on May 2, 1998, August 1, 1998, and on the first Business Day of each fiscal quarter thereafter.

     SUBPART 2.5 Amendment of Existing Section 7.1(c). Section 7.1(c) of the Existing Credit Agreement shall be amended to read in its entirety as follows:

          (c) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month of the Borrower, (i) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries as at the end of such month together with related consolidated statements of operations and retained earnings and of cash flows for such month in each case setting forth in comparative form consolidated figures for (A) the corresponding period of the preceding fiscal year and (B) management's proposed budget for such period, and all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agents, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments, and (ii) a statement and analysis of each retail store's operations during such preceding month, such report being in a form and detail reasonably acceptable to the Agents.

     SUBPART  2.6  Addition  of a New  Section  7.1(m).  Section  7.1(m)  of the
Existing Credit Agreement shall be re-numbered as Section 7.1(n) and a new subsection (m) shall be added to Section 7.1, such new subsection (m) reading in its entirety as follows:

          (m) Weekly Financial Reports. As soon as available and in any event within five (5) days after the end of each calendar week, (i) a sales report (presented in a department by department format) as of the end of the immediately preceding week, including a month-to-date and year-to-date budget analysis and comparisons to previous year's figures; (ii) a store-by-store sales report as of the end of the immediately preceding week, with month-to-date and year-to-date budget analysis and comparisons to previous year's figures; (iii) a Borrowing Base Report, as of the end of

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     the immediately  preceding week substantially in the form of Exhibit 7.1(c)
     and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof, (iv) a report summarizing the statement of the Borrower's operations as of the end of the immediately preceding week, with month-to-date, quarter-to-date, and year-to-date comparative analysis,
     (v) a current listing, as of the end of the immediately  preceding week, of
     the  Borrower's   (and  any  other  Credit  Party's)   accounts   payables,
     accompanied by an aging analysis of such payables, (vi) a reconciliation, as of the end of the immediately preceding week, of all Net Sales Proceeds and any other receipts by the Borrower (or any other Credit Party) from any "going out of business" or other liquidation sales, accompanied by an instruction form for the corresponding paydown of the Loans in accordance with Section 3.3(b)(ii). All such reports and certificates required by this section shall be (a) accompanied by a certificate of the chief financial officer of the Borrower to the effect that such reports are true and correct in all material respects, and (b) in such form and detail as is reasonably acceptable to the Agents.

     SUBPART 2.7 Amendment of Financial Covenants. Subsection (a) of Section 7.2 in the Existing Credit Agreement shall be amended to read in its entirety as follows:

          (a) Cash Flow Coverage Ratio. For each fiscal quarter ending after January 31, 1999, the Cash Flow Coverage Ratio, measured for the 12-month period ending as of the end of each such fiscal quarter, shall be greater than or equal to 1.0 to 1.0.

Subsections (b) and (c) of Section 7.2 of the Existing Credit Agreement shall be deleted and replaced by a new subsection (b) which reads in its entirety as follows:

          (b) EBITDA. The Borrower shall maintain EBITDA, calculated on a cumulative basis for the four-quarter period ended as of the last day of each of the following fiscal quarters, of not less than the amounts shown below for the period corresponding thereto:

           Period                            Amount
           ------                            ------

           1st Quarter 1998                  $ 11,700,000
           2nd Quarter 1998                  $ 11,700,000
           3rd Quarter 1998                  $ 14,100,000
           4th Quarter 1998                  $ 17,000,000
           1st Quarter 1999                  $ 18,000,000

Subsection (d) of Section 7.2 in the Existing Credit Agreement shall be re-numbered as Section 7.2(c), and all references to Section 7.2(c) in the Existing Credit Agreement shall be deemed to be to Section 7.2(c) in the Amended Credit Agreement.

     SUBPART 2.8 Amendment to Section 7.12. Section 7.12 of the Existing Credit Agreement is amended by adding the following sentences to the end of existing
Section 7.12:

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          Without  limiting the generality of the foregoing,  the Credit Parties shall permit and cooperate with a collateral review of the Borrowing Base Assets to be conducted by the Agents, their representatives or designees, at the Borrower's expense, with such review to be concluded on or before February 15, 1998. The Collateral Agent may, in its sole discretion, use
     its  own  employees  or   representatives   to  conduct  such  review,  or,
     alternatively, may engage accountants, auditors, or other third party professionals to complete some or all of such review. The scope of such review shall be based upon the standard practices of the Collateral Agent's asset-based lending group as applied in the reasonable discretion of the Collateral Agent.

     SUBPART 2.9 Addition of a New Section 7.15. A new Section 7.15 shall be added to the Existing Credit Agreement immediately following existing Section 7.14, reading in its entirety as follows:

          7.15 Retention of Financial Consultant. The Borrower shall retain on or before January 30, 1998, either as an officer or as an independent financial consultant, an individual or firm reasonably satisfactory to the Agents (the "Consultant"). The Borrower shall engage the Consultant for a minimum of 180 days from January 30, 1998 to investigate, evaluate and advise the Borrower concerning a wide range of financial and operational issues relating to the Borrower's business plan. The exact scope of the Consultant's services shall be agreed upon by the Borrower and the Consultant, but must be reasonably satisfactory to the Agents. The Borrower shall cause the Consultant (i) to meet periodically with the Agents at their reasonable request to report upon the Consultant's findings and recommendations, and (ii) to meet with the Lenders no less frequently than once per quarter to report on the Consultant's findings and recommendations. The Borrower shall pay all costs associated with its retention of the Consultant. The Borrower shall not terminate the Consultant's services, or deny the Consultant access to information necessary to perform its services within the scope of its engagement, prior to the expiration of such 180-day period. All reports and information provided by the Consultant to the Agents or the Lenders shall be subject to the confidentiality provisions of Section 11.17 hereof.

     SUBPART 2.10 Amendment of Section 8.14. Section 8.14 of the Existing Credit Agreement shall be amended to read in its entirety as follows:

      8.14     Capital Expenditures.

               The Credit Parties shall not make Capital Expenditures in cash that would exceed, in the aggregate (a) during the fiscal year ("Fiscal Year 1998) of the Borrower ending closest to January 31, 1999, $7.7 million, and (b) from and after the end of Fiscal Year 1998 through and including the Revolving Loan Maturity Date, $6 million plus 10% of the EBITDA earned during Fiscal Year 1998; it being understood for the purposes of this Section 8.14 that "Capital Expenditures in cash" shall mean all Capital Expenditures other than those financed as permitted under Section 8.1(f).

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     SUBPART 2.11 Amendment of Section 9.1(c). Section 9.1(c)(i) of the Existing
Credit Agreement shall be amended to read in its entirety as follows:

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.6, 7.7, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 or 8.1 through 8.14 inclusive; or


                                    PART III
                           WAIVER OF EXISTING DEFAULTS

     Subject to the satisfaction of each of the conditions precedent specified in Part IV of this Agreement, the Lenders hereby waive the Existing Defaults of the Borrower under the Existing Credit Agreement. Such waiver shall only be effective in this specific instance and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising.

                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

     SUBPART 4.1 Effective Date. This Agreement shall be and become effective as of the date hereof (the "Effective Date") when all of the conditions set forth in this Subpart 4.1 shall have been satisfied.

     SUBPART 4.1.1. Execution of Agreement. The Collateral Agent shall have received original duly executed counterparts of this Agreement from the Borrower and the Required Lenders.

     SUBPART 4.1.2. Closing Certificate. The Collateral Agent shall have received a certificate from the Borrower certifying that (i) no Default or Event of Default exists as of the Effective Date other than the Existing Defaults, and
(ii) the representations and warranties of the Borrower made in or pursuant to the Credit Documents are true in all material respects on and as of the Effective Date.

     SUBPART 4.1.3. Guarantors Consent. Each of the Guarantors shall have executed the Consent included in the signature pages of this Agreement, and the Collateral Agent shall have received such Consent executed by each Guarantor.

     SUBPART 4.1.4. Amendment Fee. The Collateral Agent shall have received, for the ratable benefit of the Lenders according to their respective Revolving Loan Commitment Percentages, upon the Borrower's execution and delivery of this Amendment, the Borrower's payment of $900,000, such amount representing the first of three installment payments of an aggregate amendment fee equal to 1% of

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the Revolving Committed Amount as of January 31, 1998 (the "Amendment Fee"). The
entire Amendment Fee shall be fully earned by the Lenders upon the execution and delivery of this Agreement by the Required Lenders. The Borrower shall pay the Collateral Agent, for the ratable benefit of the Lenders, the second and third installments of the Amendment Fee, each being in the aggregate amount of $450,000, on May 2, 1998 and August 1, 1998 (or if earlier, in either instance, the date of any refinancing of the Loans and termination of the Commitments). The Amendment Fee shall constitute part of the Credit Party Obligations for all purposes under the Credit Documents.

     SUBPART 4.1.5. Warrants. As additional consideration for the Lenders' execution and delivery of this Agreement, the Borrower shall issue to the Lenders (or their respective designees) warrants (the "Warrants") to purchase in the aggregate 500,000 shares of the Borrower's common stock, allocated pro rata among the Lenders according to their respective Revolving Commitment Percentages. The Warrants shall (i) be substantially in the form of Exhibit "A" attached hereto, (ii) shall specify an exercise price of $0.01 per warrant share, (iii) shall provide that the Warrants shall vest to the extent of 250,000 warrant shares on November 1, 1998 if the Loans have not been paid in full prior to such date and the Commitments terminated, and (iv) shall provide that the Warrants shall vest with respect to the remaining 250,000 warrant shares on March 1, 1999 if the Loans have not been paid prior to that date and the Commitments terminated.

     SUBPART 4.1.6. Retention of Financial Consultant. The Borrower shall have retained the Consultant and provided the Agents a copy of the Borrower's engagement letter or agreement with the Consultant, and the Agents shall have approved the scope of the Borrower's engagement for the Consultant.

     SUBPART 4.1.7. Payment of Agents' Expenses. The Borrower shall reimburse the Agents for their reasonable out-of-pocket expenses incurred in connection with (i) their attendance at any meeting with the Borrower, (ii) the negotiation and preparation of this Agreement, and (iii) all other costs and expenses heretofore incurred by the Agents, including without limitation legal fees and expenses, in connection with the negotiation, administration, amendment and enforcement of any of the Credit Documents. Failure of either Agent to invoice the Borrower by the date hereof for any such amounts shall not relieve the Borrower of its obligation to pay promptly such reasonable expenses, but the payment of any such expenses not invoiced to the Borrower by the date hereof shall not constitute a condition precedent to the effectiveness of this Agreement.

     SUBPART 4.1.8. Corporate Action. The Borrower shall deliver to the Agents certified copies of all corporate action taken by each Credit Party approving this Agreement and each of the documents executed and delivered in connection herewith (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated by this Agreement.)

     SUBPART 4.1.9. Documentation. The Lenders and the Collateral Agent shall have received all information, and such counterpart originals or such certified or other copies of such originals, as they may reasonably request, and all legal

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matters  incident to the  transactions  contemplated  by this Agreement shall be satisfactory to the counsel for the Lenders. Without limiting the generality of the foregoing, the Borrower shall provide to the Agents, for informational purposes, true and complete copies of all appraisals conducted by or for General
Electric   Capital   Corporation  (or  any  of  its  agents,   professionals  or
representatives) of any of the assets of any of the Credit Parties.

     SUBPART 4.1.10 Legal Opinion. The Agents shall have received an opinion of counsel to the Credit Parties, reasonably satisfactory in form and substance to the Agents, opining as to inter alia the due authorization, validity, and enforceability of this Agreement and of the Warrants issued by the Borrower pursuant to this Agreement.

                                     PART V
                                  MISCELLANEOUS

     SUBPART 5.1 Cross-References. References in this Agreement to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

     SUBPART 5.2 Instrument Pursuant to Existing Credit Agreement. This Agreement is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

     SUBPART 5.3 Credit Documents. The Borrower hereby confirms and agrees that the Credit Documents are, and shall continue to be, in full force and effect, except as amended hereby, except that, on and after the Effective Date, references in each Credit Document to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

     SUBPART 5.4. Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement, (iii) it has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Agreement, (iv) the representations and warranties contained in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date or those which relate to specific schedules, the changes to which do not represent a Material Adverse Effect), (v) no event of default under any other agreement, document or instrument to which the Borrower is a party will occur as a result of the transactions contemplated hereby, and (vi) as of the date of this Agreement, no Event of Default (or any event or condition which, but for the lapse of time or the giving of notice, would constitute an "event of default" under Section 9.1 of the Existing Credit Agreement or the Amended Credit Agreement) exists except for the Existing Defaults.

     SUBPART 5.5. Costs and Expenses. The Borrower hereby agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Agents) incurred by the Agents in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Lenders and the Collateral Agent hereunder (including without limitation any such fees and expenses subsequently incurred by the Lenders and/or the Collateral Agent in any bankruptcy or insolvency proceeding involving the Borrower).

     SUBPART 5.6. Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 5.7. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.

     SUBPART 5.8 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     SUBPART 5.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.


THE BORROWER:                                 JUMBOSPORTS INC.,
                                              a Florida corporation

                                              /s/ Raymond P. Springer
                                              Executive Vice President and
                                              Chief Financial Officer


THE LENDERS:                                  BARNETT BANK, N.A.,
                                              individually in its capacity as a
                                              Lender and in its capacity as
                                              Administrative Agent and
                                              Collateral Agent

                                              /s/  Robert W. Mullins
                                              Group Manager Special Assets


                                              NATIONSBANK, N.A. f/k/a
                                              NationsBank, N.A. (South),
                                              individually in its capacity as a
                                              Lender and in its capacity as
                                              Documentation Agent

                                              /s/  DeWitt W. King, III
                                              Senior Vice President


                             [Signatures Continued]

                                              HIBERNIA NATIONAL BANK

                                              /s/  Frank J. Crifasi
                                              Vice President


                                              U.S. BANK NATIONAL
                                              ASSOCIATION (f/k/a United States
                                              National Bank of Oregon)

                                              /s/  Dennis C. McCormick
                                              Vice President


                                              THE SUMITOMO BANK, LIMITED

                                              /s/  M. Phillip Freeman
                                              Vice President

                                              /s/  Allen L. Harvell, Jr
                                              Vice President & Manager


                                              NATIONAL BANK OF CANADA

                                              /s/  E. Lynn Forgosh
                                              Group Vice President

                                              /s/  L. Curnyn
                                              Vice President


                             [Signatures Continued]

                                              LTCB TRUST COMPANY

                                              /s/  Philip A. Marsden
                                              Senior Vice President


                                              FIRST AMERICAN NATIONAL BANK

                                              /s/  Samuel M. Ballesteros
                                              Senior Vice President


                                              THE SAKURA BANK, LIMITED

                                              /s/  Hiroyasu Imanishi
                                              Vice President & Senior Manager


                                              SUNTRUST BANK, TAMPA BAY

                                              /s/  Jason Lloyd
                                              Vice President


                                              PNC BANK, N.A.

                                              /s/  Thomas J. McCool
                                              Senior Vice President

                              CONSENT TO AGREEMENT

     Each of the undersigned, as a party to one or more of the Credit Documents, hereby acknowledges the execution and delivery of the Amendment Agreement dated as of January 30, 1998, hereby confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder. This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

                                       SPORTS & RECREATION HOLDINGS OF PA, INC.

                                       /s/  Raymond P. Springer
                                       Evecutive Vice President


                                       GUIDE SERIES, INC.

                                       /s/  Raymond P. Springer
                                       Vice President


                                       CONSTRUCTION RESOLUTION, INC.

                                       /s/  Raymond P. Springer
                                       Vice President


                                       SPORTS & RECREATION, INC.

                                       /s/  Raymond P. Springer
                                       Executive Vice President

                                   Exhibit "A"

                          Form of Common Stock Warrant


     THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION IN REASONABLY ACCEPTABLE FORM AND SCOPE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE'S SECURITIES ADMINISTRATOR. THIS WARRANT IS ALSO SUBJECT TO CERTAIN ADDITIONAL TRANSFER RESTRICTIONS PROVIDED FOR HEREIN.


Dated:   January 30, 1998



                                     WARRANT


To Purchase an Aggregate of __________ Shares of Common Stock (subject to adjustment) of JUMBOSPORTS INC.


Expiring  January 30, 2008


     THIS TO CERTIFY THAT, for value received, [NAME OF LENDER] or any registered assigns ("Holder") is entitled to purchase from JUMBOSPORTS INC., a Florida corporation (the "Company"), at any time or from time to time after 9:00 a.m., Tampa, Florida time, on or after (i) November 1, 1998, with respect to ________ shares, as such number shall be adjusted from time to time in accordance with Article IV hereof (collectively, the "Initial Shares") and (ii) March 1, 1999, with respect to _______ shares, as such number shall be adjusted from time to time in accordance with Article IV hereof (collectively, the "Additional Shares"), and prior to 5:00 p.m., Tampa, Florida time, on January 30, 2008, at the place where the Warrant Agency is located, at the Exercise Price, the aggregate number of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company shown above, subject to adjustment as provided in Article IV hereof and termination as provided in Section 1.6 hereof, and upon the other terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant, entitling the holders to purchase up to an aggregate of 500,000 shares of Common Stock, originally issued on the date hereof. The Warrants have been issued by the Company pursuant to the Amendment Agreement dated as of January 30, 1998 among the Company, the Lenders listed on the signature pages thereof, Barnett Bank, N.A. as Collateral Agent for such Lenders and NationsBank, N.A. as Documentation Agent, amending the Credit Agreement.

     Certain terms used in this Warrant are defined in Article VI.

                                    ARTICLE I

                               EXERCISE OF WARRANT

         1.1 Method of Exercise. To exercise this Warrant with respect to any shares of Common Stock as to which this Warrant is then exercisable in whole or in part, the Holder shall deliver on any Business Day to the Company at the Warrant Agency (a) this Warrant, (b) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by (a) cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised, or (b) by permitting the Company to retain the number of Warrant Shares as to which this Warrant is being exercised equal to the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shres as to which this Warrant is being exercised.

     The Company shall, as promptly as practicable and in any event within seven days after receipt of such notice and payment, (i) forward a copy of such notice to all other Warrantholders, and (ii) execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, stamp, documentary and similar taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

     1.2 Shares to be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if such Common Stock is then quoted on the New York Stock Exchange ("NYSE") or listed on any other national securities exchange (as defined in the Exchange Act), shall, to the extent permitted under the applicable rules of such exchange or NYSE, be duly quoted or listed thereon, as the case may be.

     1.3 No Fractional Shares Required to be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional share, the Company shall pay to the Holder in cash an amount equal to the same fraction of the Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

     1.4 Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant shall bear the following legend:

          "This security has not been registered under the Securities Act of 1933, as amended, and may not be sold or offered for sale unless registered or qualified under said Act and any applicable state securities laws or unless the Company receives an opinion in reasonably acceptable form and scope to the Company of counsel reasonably satisfactory to the Company that registration, qualification or other such actions are not required under any such laws or that an exemption from such registration is available. The offering of this security has not been reviewed or approved by the United States Securities and Exchange Commission or by any state's securities administrator. This security is also subject to certain additional transfer restrictions provided for in the Warrant, the exercise of which resulted in the original issuance of this security, a copy of which restrictions shall be furnished to the holder hereof by the Company upon written request and without charge."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities

Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

     1.5 Reservation; Authorization; Capitalization. The Company has duly reserved, and will keep available for issuance upon exercise of the Warrants, the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding. The Company will not take any actions during the term of this Warrant that would result in any adjustment of the number of shares of Common Stock issuable upon the exercise of this Warrant if (i) the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, (ii) all shares of Common Stock issued and outstanding and (iii) all shares then issuable (y) upon the exercise of all Options and (z) upon the conversion or exchange of all Convertible Securities, would exceed the total number of shares of Common Stock then authorized for issuance by the Company. The Company will not change the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in Article IV that provides for an increase in the number of shares of Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased; provided that such adjustment shall only be made in the event that such increase in the number of shares, together with all other such increases after the date hereof would, but for the proviso to Section 4.1, cause the aggregate Exercise Price of all Warrants (without giving effect to any exercise thereof) to be greater than $100,000. Any such reduction to the par value will take into account, to the extent not accounted for in previous such reductions to par value, all previous increases in the number of shares pursuant to Article
IV. The issuance of the Warrant Shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable. As of the date of the initial issuance of this Warrant, the Company had outstanding (i) no more than 20,420,000 shares of Common Stock, par value $.01 per share value, (ii) no shares of Non-VotingVoting Common Stock, (iii) 4 1/2% Convertible Subordinated Notes Due 2000, currently convertible into shares of Common Stock, (iv) certain options and warrants to acquire additional shares of Common Stock as heretofore disclosed in public filings by the Company, and (v) no other shares of capital stock or any securities convertible into or exchangeable for shares of capital stock or any rights, options or warrants to purchase any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock. Neither the issuance of this Warrant nor the issuance of Warrant Shares upon exercise of this Warrant violates or conflicts with the Company's articles of incorporation or bylaws or any agreement to which the Company is a party.

     1.6 Special Provision Regarding Termination. In the event that the Company shall pay in full in immediately available funds before November 1, 1998 the entire outstanding principal amount of the Loans and the outstanding amount of all other Credit Party Obligations for the payment of money (other than indemnity obligations not yet due and payable) and no Commitments shall remain in effect, the Warrants shall terminate without becoming exercisable with respect to any of the Initial Shares or the Additional Shares and shall be of no further cause or effect. In the event that the Company shall pay in full in immediately available funds on or after November 1, 1998 and before March 1, 1999 the entire outstanding principal amount of the Loans and the outstanding amount of all other Credit Party Obligations for the payment of money (other than indemnity obligations not yet due and payable) and no Commitments shall remain in effect, the Warrants shall terminate in respect of any of the Additional Shares and shall be of no further cause or effect with respect to such shares.

     1.7 Redemption of Unexercised Warrants.During the period from November 1, 1998 through and including December 30, 1998, to the extent that the Holder has not exercised this Warrant, the Company may, at the election of the Company, repurchase from the Holder, and, in such event, the Holder shall sell to the Company, this Warrant at a cash price equal to the product of (x) the number of shares of Common Stock for which such Warrant is or may become exerisable (including without limitation, the Initial Shares and the Additional Shares) multiplied by (y) the average Closing Price of the Common Stock for the twenty
(20) trading days prior to the date of such acquisition. For purposes hereof, the date of acquisition shall mean the date, on or prior to December 30, 1998, upon which the Company pays to the Holder, in immediately available United States funds, such purchase price. The Company shall provide the Holder at least fifteen (15) days prior written notice of its election to repurchase the unexercised Warrants pursuant to this provision. No such repurchase rights shall exist on or after December 31, 1998.


                                   ARTICLE II

                                 WARRANT AGENCY;
                 TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

     2.1 Warrant Agency. As long as any Warrant remains outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the "Warrant Agency") at its address for notices set forth in Section
11.01 of the Credit Agreement or at such other address as the Company shall specify by notice to all Warrantholders.

     2.2 Ownership of Warrant. The Company shall deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

     2.3 Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with (i) a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NYSE or NASDAQ, (ii) an opinion in reasonably acceptable form and scope to the Company of counsel reasonably satisfactory to the Company that such transfer is in compliance with all applicable federal or state securities laws, and (iii) funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. The Company shall permit the Warrant Securityholders to inspect the warrant registration books from time to time during normal business hours at the Warrant Agency.

     2.4 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.5 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (it being understood and agreed that if the holder of such Warrant is the Person named in the first paragraph of this Warrant, then a written agreement of indemnity given by such Person alone shall be satisfactory to the Company and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock, which new Warrant shall bear any legend required to be borne by the Warrant being replaced.

     2.6 Expenses of Delivery of Warrants. The Company shall pay all expenses, stamp, documentary and similar taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrants.

                                   ARTICLE III

                                 CERTAIN RIGHTS

     3.1 Determination of Fair Market Value. Subject to Section 3.2 hereof, each determination of Fair Market Value hereunder shall be made in good faith by the Company. Upon each determination of Fair Market Value by the Company hereunder, the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof (the "Company Determination").

     3.2 Contest and Appraisal Rights.

          (a) If the holders of Warrants entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of Warrants at the time outstanding and fully vested (exclusive of Warrants then owned by the Company or any Subsidiary (as defined in the Credit Agreement) or Affiliate (as defined in the Credit Agreement) thereof) (the "Required Interest") disagree with the Company Determination and by notice to the Company given within 30 days after receipt of notice of the Company Determination (an "Appraisal Notice") elect to dispute the Company Determination, such dispute shall be resolved as set forth in subsection
     (b) of this Section.

          (b) The Company shall within 30 days after an Appraisal Notice shall have been given pursuant to subsection (a) of this Section engage an investment bank or other qualified appraisal firm reasonably acceptable to the Required Interest (the "Appraiser") to make an independent determination of Fair Market Value (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and all Warrantholders. The costs of conducting the appraisal shall be borne solely by the Company.

     3.3 Financial Statements and Other Information. Promptly upon transmission thereof, the Company will deliver to the Holder copies of any and all financial statements, proxy statements, notices and other reports as it may send to its public stockholders and copies of all registration statements and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to its functions).

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

     4.1 General. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV; provided that notwithstanding anything to the contrary herein, the Exercise Price shall not be adjusted to an amount less than the par value of the Common Stock, as such par value is reduced from time to time in accordance with Section 1.5.

     4.2 Common Stock Reorganization. If the Company shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of
Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock
Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

     4.3 Common Stock Distribution.

          (a) If the Company shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to this Warrant or a Common Stock Reorganization (which is governed by Section 4.2 hereof) (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced (but in no event increased), if such consideration per share shall be less than such Fair Market Value per share, to the lowest of the prices (calculated to the nearest one thousandth of one cent) determined as provided in clauses (i), (ii) and (iii) below:

               (i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed, in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

               (ii) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price plus
          (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

               (iii) by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by such Fair Market Value per share on the date of such Common Stock Distribution, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) such Fair Market Value per share on the date of such Common Stock Distribution.

               If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

               The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

          (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible

Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

          (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

          (d) If (i) the purchase price provided for in any option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, then the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph
     (d)).

          (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

          (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

     4.4 Special Dividends. If the Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Fair Market Value of the Company per share of outstanding Common Stock as of such effective date less any cash and the then Fair Market Value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Fair Market Value per share and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

     4.5 Capital Reorganizations. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall (a) execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholder's rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV and (b) provide each Regulation Y Holder with an opinion of counsel reasonably satisfactory to such Regulation Y Holder and such other assurances as any Regulation Y Holder may reasonably request to the effect that the ownership and exercise by any Regulation Y Holder of this Warrant after giving effect to such Capital Reorganization shall not be prohibited by the BHC Act or the regulations thereunder. The provisions of this
Section 4.5 shall similarly apply to successive Capital Reorganizations.

     4.6 Adjustment Rules. Any adjustments pursuant to this Article IV shall be made successively whenever an event referred to herein occurs, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Common Stock to be delivered to each Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article IV in respect of
(a) the issuance of options or warrants to acquire shares of Common Stock to employees, officers or directors of the Company pursuant to employee stock ownership plans or other benefit plans, or the exercise of any such options or warrants, provided that the aggregate amount of all such Common Stock and Common Stock for which such options or warrants are exercisable does not exceed 5% of the Common Stock on a Fully Diluted Basis on the date hereof and (b) the issuance from time to time of any Warrants or shares of Common Stock upon the exercise of any of the Warrants. If the Company takes a record of the holders of its Common Stock for any purpose referred to in this Article IV, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this
Article IV in respect of such action.

     4.7 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be reasonably necessary, including obtaining regulatory approvals or exemptions, in order that
(a) the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which any Warrantholder is entitled to receive upon exercise of a Warrant and (b) the ownership and exercise of any Warrant by any Regulation Y Holder shall not be prohibited by the BHC Act or the regulations thereunder.

     4.8 Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

                                    ARTICLE V

                               REGISTRATION RIGHTS

     5.1 Registration on Request.

          (a) Subject to Section 5.1(g), at any time or from time to time on or after December 31, 1998, upon the written request of the holder or holders of a majority of all outstanding Conversion Shares and Warrants (such majority determined, for purposes of this Section 5.1, by calculating the number of Conversion Shares for which such Warrants are then exercisable) (the "Initiating Holders"), requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all holders of Warrants and Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

               (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

               (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

               (iii) all shares of Common Stock which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 5.1, whether for its own account or for the account of a holder of Common Stock, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered, provided that the Warrant Securityholders as a class shall be entitled to not more than two registrations upon request pursuant to this Section 5.1.

     (b) Registrations under this Section 5.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and
(ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

     (c) The Company will pay all Registration Expenses in connection with the registrations requested pursuant to this Section 5.1, provided that, in addition, the Company shall pay all Registration Expenses in connection with any registration upon request pursuant to which less than 50% of the Registrable Shares requested to be registered by such Initiating Holders are registered, but no such registration shall be counted as a requested registration for purposes of this Section 5.1.

     (d) A registration requested pursuant to this Section 5.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by any Warrantholder or Warrant Securityholder, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by any Warrantholder or Warrant Securityholder.

     (e) If a requested registration pursuant to this Section 5.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of at least a majority (by a number of shares) of the Registrable Securities as to which registration has been requested and shall be reasonably acceptable to the Company.

     (f) If a requested registration pursuant to this Section 5.1 involves an underwritten offering, and the managing underwriter shall advise the Company (with a copy of any such notice to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of the Company) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders, (ii) second, all shares proposed to be included by the Company in such registration and (iii) third, all shares other than Registrable Shares (any such shares with respect to any registration, "Other Shares") requested to be included in such registration by the holder or holders thereof.

     (g) The Company may suspend  any  registration  requested  pursuant to this
Section 5.1 one time per registration for a single period of up to 90 days upon notice to the Initiating Holders that, in the good faith determination of the Board of Directors of the Company, the registration and sale at such time of the Registrable Securities requested to be so registered would not be in the best interests of the Company. No registration shall be requested pursuant to this
Section 5.1 during the period from the date of the notice to the Warrant Securityholders pursuant to Section 5.2(a) of the Company's intention to register securities until the expiration of the lockup period specified in
Section 5.4(b), or, if earlier, the date of the Company's notice pursuant to the proviso to the second sentence of Section 5.2(a).

     5.2 Incidental Registration.

     (a) If the Company at any time proposes to register any of its securities under the Securities Act (other than (x) by a registration on Form S-4 or S-8 or any successor or similar forms or (y) pursuant to Section 5.1) whether for its own account or for the account of the holder or holders of any Other Shares, it will each such time give prompt written notice to all Warrant Securityholders of its intention to do so and of such holders' rights under this Section 5.2. Upon the written request of any such holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Warrant Securityholder or Warrant Securityholders entitled to do so to request that such registration be effected as a registration under
Section 5.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 5.2 shall relieve the Company of its obligation to effect any registration upon request under Section 5.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 5.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 5.2.

     (b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 5.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in this Section 5.2, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration and all other holders of any other shares of Common Stock which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under this Section 5.2 by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities and such Other Shares proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and holders of such Other Shares, reduce pro rata (if and to be extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resultant aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter's letter.

     5.3 Registration Procedures. (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.1 and 5.2, the Company shall, as expeditiously as possible:

               (i) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as possible; provided that, in the case of a registration pursuant to Section 5.1, such filing to be made within 60 days after the initial request of an Initiating Holder of Registrable Securities or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act) and thereafter use its best efforts to cause such registration statement to become and remain effective; provided further that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable

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

          Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (x) in the case of a registration pursuant to Section 5.1, the expiration of 120 days after such registration statement becomes effective, or (y) in the case of a registration pursuant to Section 5.2, the expiration of 90 days after such registration statement becomes effective;

               (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) if such registration involves an underwritten offering, furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of

                    (x) an  opinion  of  counsel  for  the  Company,  dated  the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                    (y) a "comfort"  letter,  dated the  effective  date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

               (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                    (A) when the registration  statement,  the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                    (B) of any  request  by the  Commission  for  amendments  or supplements to the registration statement or the prospectus or for additional information;

                    (C) of the  issuance  by the  Commission  of any stop  order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

                    (D) of the receipt by the Company of any  notification  with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

          (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (xi) make available for inspection by a representative of the holders of Registrable Securities participating in the offering, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration; provided that the Company shall not be required to comply with this subdivision (xi) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (other than to any holder of Registrable Securities participating in the offering, and if disclosed to any such holder shall not be disclosed by such holder) unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) to comply with any law, rule, regulation or order applicable to any such Inspectors or holder of Registrable Securities, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which such Inspectors or any holder of Registrable Securities is a party (provided that the Company is provided with reasonable notice of such proposed disclosure and a reasonable opportunity to seek a protective order or other appropriate remedy with respect to such Records);

          (xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such Registration Statement;

          (xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed; and

          (xiv)  use  its  best  efforts  to  provide  a  CUSIP  number  for the
     Registrable   Securities,   not  later  than  the  effective  date  of  the
     registration.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

          (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision
     (viii) of Section 5.3(a), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 5.3(a). In the event the Company shall give any such notice, the periods specified in subdivision
     (ii) of Section 5.3(a) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of
     Section 5.3(a).

          (c) If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

     5.4. Underwritten Offerings.

          (a) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 5.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.5. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

          (b) Each holder of the Registrable Securities agrees by acquisition of its Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten days prior to and the 90 days after the effective date of any underwritten registration pursuant to Section 5.1 or 5.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration, and except as otherwise permitted by the managing underwriter of such underwriting (if any). Each holder of the Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 5.4(b).

          (c) The Company agrees (x) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days prior to and the 90 days after the effective date of any registration pursuant to Section 5.1 or 5.2 has become effective, except (i) as part of such registration, (ii) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such offering (if any), and (y) to use all reasonable efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan; grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration.

          (d) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

     5.5 Indemnification.

          (a) The Company agrees to indemnify and hold harmless each holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities

     Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use in the preparation thereof; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any holder of Registrable Securities whose Registrable Securities are covered by such registration statement (or to the benefit of any person controlling such holder) on account of any such loss, claim, damage, liability or expense arising from the sale of the shares to any person if a copy of the final prospectus shall not have been delivered or sent to such person within the time required by the Securities Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus. In addition, the Company shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

          (b) Each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5.5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this subsection (b) in connection with any offering of securities will not exceed the amount of net proceeds received by such prospective seller pursuant to such offering.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          Notwithstanding the provisions of this subdivision (c), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5.6 Rule 144. (a) If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, the Company will file with the Commission in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     (b) Notwithstanding any other provision of this Article V to the contrary, the Company shall not be obligated to register the offer and sale of any Registrable Securities pursuant to this Agreement at any time when the holder thereof may sell all of the Registrable Securities held by such holder under Rule 144 without limitation as to volume.

                                   ARTICLE VI

                                   DEFINITIONS

         The following terms, as used in this Warrant, have the following meanings:

     "Additional Shares" has the meaning set forth in the first paragraph of this Warrant.

     "Appraisal Notice" has the meaning set forth in Section 3.2(a).

     "Appraiser" has the meaning set forth in Section 3.2(b).

     "Appraiser Determination" has the meaning set forth in Section 3.2(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business.

     "Capital Reorganization" has the meaning set forth in Section 4.5.

     "Closing Price" on any day means the reported last sales price regular way of the Common Stock as reported on the New York Stock Exchange or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day.

     "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Commitments"  has  the  meaning  ascribed  to  such  term  in  the  Credit
Agreement.

     "Common Stock" has the meaning ascribed to such term in the second paragraph of this Warrant.

     "Common Stock Distribution" has the meaning set forth in Section 4.3(a).

     "Common Stock Reorganization" has the meaning set forth in Section 4.2.

     "Company" has the meaning set forth in the first paragraph of this Warrant.

     "Company Determination" has the meaning set forth in Section 3. 1.

     "Conversion Shares" means (i) any shares of Common Stock or other securities issued upon the exercise of any Warrants and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Conversion Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

     "Convertible Securities" has the meaning set forth in Section 4.3(b).

     "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of May 28, 1997, among the Company, the Lenders signatories thereto, Barnett Bank, N.A. as Administrative Agent and NationsBank, N.A. as Documentation Agent, as amended or modified from time to time.

     "Credit Party Obligations" has the meaning ascribed to such term in the Credit Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

     "Exercise Price" means initially $.0l per share, as adjusted from time to time in accordance with the terms hereof.

     "Fair Market Value" as at any date of determination means the fair market value of the business or property or services in question as of such date, as determined in good faith by the Board of Directors of the Company or otherwise in accordance with Section 3.2 hereof. The Fair Market Value of the Company as at any date of determination shall be the Market Price on such date multiplied by the number of shares of Common Stock then outstanding.

     "Fully Diluted Basis" means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis determined in accordance with generally accepted accounting principles as in effect from time to time.

     "Holder" has the meaning set forth in the first paragraph of this Warrant.

     "Initial Shares" has the meaning set forth in the first paragraph of this Warrant.

     "Initiating Holders" has the meaning set forth in Section 5.1 hereof.

     "Loan" has the meaning ascribed to such term in the Credit Agreement.

     "Market Price" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the shorter of (i) the 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question through such most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant, and (y) the commencement of "ex-dividend" trading in respect thereof.

     "NASD" means The National Association of Securities Dealers, Inc.

     "NASDAQ" means the Nasdaq Stock Market.

     "Options" has the meaning set forth in Section 4.3(b).

     "Other Shares" has the meaning set forth in Section 5.1.

     "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

     "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

     "Registrable Securities" means any Warrants or Conversion Shares until the date (if any) on which such Conversion Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.

     "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 5.1 through 5.5 hereof, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits of "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and disbursements of any one legal firm retained by the holder or holders of more than 50% of the Registrable Securities being registered (or, in the case of any registration effected pursuant to Section 5.1, as the Initiating Holders shall have selected to represent all holders of the Registrable Securities being registered), (vii) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but not including underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (i) salaries of the Company personnel or general overhead expenses of the Company, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of the Company or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place.

     "Regulation Y Holder" means the Holder or a holder of Warrant Shares, if such Holder or holder of Warrant Shares is a bank holding company within the meaning of the BHC Act or a subsidiary thereof subject to Regulation Y under the BHC Act.

     "Regulatory Change" means, with respect to any Regulation Y Holder, (i) any change on or after the date hereof in United States federal or state or foreign laws or regulations (including the BHC Act and Regulation Y thereunder); (ii) the adoption on or after the date hereof of any interpretation or ruling applying to such Regulation Y Holder, individually or as a member of a class, under any United States federal or state or foreign laws or regulations by any court or governmental or regulatory authority charged with the interpretation or administration thereof; or (iii) the modification on or after the date hereof of any agreement or commitment with any such governmental or regulatory authority that is applicable to or binding upon such Regulation Y Holder.

     "Required Interest" has the meaning set forth in Section 3.2(a).

     "Securities Act" means the Securities Act of 1933, as amended, and any successor Federal statute and the rules and regulations of the Securities and Exchange Commission (or its successors) thereunder, all as the same shall be in effect from time to time.

     "Special Dividend" has the meaning set forth in Section 4.4.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company and "Subsidiaries" means all Subsidiaries of the Company.

     "Warrant Agency" has the meaning set forth in Section 2.1.

     "Warrant Securityholder" means at any time any Warrantholder or any holder of Conversion Shares.

     "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

     "Warrantholder" means a holder of a Warrant.

     "Warrants" has the meaning set forth in the second paragraph of this Warrant.

     All references herein to "days" shall mean calendar days unless otherwise specified.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Notices. Notices and other communications provided for herein must be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

     7.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the
Company and the holders of Warrants entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary (as defined in the Credit Agreement) or Affiliate (as defined in the Credit Agreement) thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III, IV, V or Section 1.5.

     Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Credit Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

     7.3 GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

     7.4 Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person, subject to the restrictions on transferability contained herein and under the applicable securities laws, and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

     7.5 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     7.6 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     7.7 Tax Basis. The Company and the Holder agree pursuant to Proposed Treasury Regulation Section 1.1273-2 that, for Federal income tax purposes, the aggregate purchase price for the Warrants is Ten Thousand Dollars ($10,000.00). Neither the Company nor the Holder hereof shall voluntarily take any action inconsistent with the agreement set forth in this Section 7.7.

     7.8 Right to Specific Performance. The Company acknowledges and agrees that in the event of any breach of the foregoing covenants and agreements, the Holder would be irreparably harmed and could not be made whole only by the award of monetary damages. Accordingly, the Company agrees that the Holder, in addition to any other remedy to which the Holder may be entitled at law or equity, will be entitled to seek and obtain an award of specific performance of any of the foregoing covenants and agreements.

     7.9 Warrant as Credit Document. This Warrant shall constitute a Credit Document within the meaning of the Credit Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                                      JUMBOSPORTS INC.

(CORPORATE SEAL)

                                                      By:
                                                      Name:
                                                      Title:


Attest:


Name:
Title: